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[MERRILL LYNCH LOGO]          MERRILL LYNCH LIFE INSURANCE COMPANY  Little Rock,
                                                                        Arkansas

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                              GUARANTEED BENEFITS RIDER
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Note Regarding Computations   All calculations in this Rider are based on:
in This Rider                   (a) the interest rate shown under "Interest Rate
                                    Used in Our Computations" in Policy Schedule
                                    2 (hereinafter referred to as the "Interest
                                    Rate"); and
                                (b) the guaranteed maximum cost of insurance
                                    rates, based on the mortality table listed in Policy Schedule 2 (hereinafter referred to as the "Guaranteed Rates").

                              All calculations with respect to the transactions
                              described in this Rider will be made as of the
                              Policy Processing Date on or next following the
                              date of such transaction. However, we will
                              recalculate the face amount as of the Insured's
                              date of death, even if such date is not a Policy
                              Processing Date.
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The Face Amount               The Initial Face Amount is shown in the Policy
                              Summary. The face amount may increase as a result
                              of an additional Premium payment, or it may
                              decrease as a result of a partial withdrawal as
                              described below. It is not affected by investment
                              results or the allocation of the Account Value
                              among the subaccounts. If the Insured reaches
                              Attained Age 100, the face amount is set to zero.
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The Guaranteed Minimum        The Death Benefit can never be less than the
Death Benefit                 Guaranteed Minimum Death Benefit. The Guaranteed
                              Minimum Death Benefit is equal to the face amount.
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The Guarantee Period          The Guarantee Period is the period during which we
                              cannot terminate the policy regardless
                              of investment experience, unless Loan Debt exceeds the Surrender Value on a Policy Processing Date.
                              It is the period that a comparable fixed life insurance contract (with the same face amount, premium payments and withdrawals made, and Guaranteed Rates) would remain in effect if credited with the Interest Rate.

                              The Guarantee Period is to the Insured's Attained Age 100.
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Fixed Base                    We use the fixed base to determine any adjustments
                              to the face amount due to additional Premium payments or withdrawals.

                              The fixed base on the Policy Date equals this policy's Contract Value. Thereafter, the fixed base is calculated on each Policy Processing Date as follows:
                              -  we add Premiums and subtract withdrawals;
                              - we add interest from the date of each Premium payment or withdrawal at the Interest Rate; and
                              - we subtract guaranteed cost of insurance charges based on the Guaranteed Rates.
                              After the expiration of the Guarantee Period, the fixed base is set to zero.

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Effect of Additional Premium  The face amount will increase as follows:
Payment on the Face Amount     The amount of the fixed base in excess of the
                               amount required to provide a Guarantee Period
                               to the Insured's Attained Age 100 is
                               multiplied by the appropriate Attained Age
                               Factor shown in Policy Schedule 4 to determine
                               the increase in the face amount.
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Effect of Withdrawals on      The face amount will decrease as follows:
the Face Amount               The amount of the fixed base in excess of the
                              amount required to provide a Guarantee Period
                              to the Insured's Attained Age 100 is
                              multiplied by the appropriate Attained Age
                              Factor shown in Policy Schedule 4 to determine
                              the decrease in the face amount.
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Effect of Loan Debt on        The policy will be terminated during the Guarantee
Guarantees                    Period if a loan is outstanding and the Loan Debt
                              exceeds the Surrender Value on a Policy Processing
                              Date. See Termination Due to Excess Loan Debt.
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Effect of Change of           The face amount is recalculated as of the
Insured on Face Amount        effective date of change based on any additional
                              Premium payments and withdrawals since the Policy
                              Date.
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                              This rider is part of the policy to which it is
                              attached. This rider is not an "additional insurance rider" under the terms of the policy.

                                  [SIG]                   [SIG]
                                Secretary               President